Exhibit 99.1

AppHarvest, a Pioneering Developer and Operator of Sustainable, Large-Scale Controlled Environment Indoor Farms, Becomes a Public AgTech Company

AppHarvest and Novus Capital Complete Business Combination

AppHarvest to Begin Trading on Nasdaq as “APPH” on February 1, 2021

Company Reaffirms Full-Year 2021 Guidance

February 1, 2021 – MOREHEAD, Kentucky – AppHarvest (“the Company”), a leading AgTech company and Certified B Corp building and operating some of the country’s largest high-tech indoor farms to sustainably grow affordable, nutritious, chemical pesticide-free non-GMO fruits and vegetables at scale using 90% less water than traditional open-field agriculture and 100% recycled rainwater, and Novus Capital Corp. (Nasdaq: NOVS) (“Novus Capital”), a publicly traded special purpose acquisition company, announced today that they have completed their previously announced business combination and related charter amendments. The resulting company is named AppHarvest, Inc. and its common stock and warrants will commence trading on Nasdaq under the new ticker symbols “APPH” and “APPHW,” respectively, on Monday, February 1, 2021. AppHarvest has qualified to list on the Nasdaq Global Select Market, which is the highest of three tiers based on certain financial, liquidity and corporate governance requirements that the company met. The combined company will be led by Jonathan Webb, AppHarvest’s Founder & Chief Executive Officer.

The Boards of Directors of AppHarvest and Novus Capital unanimously approved the transaction, and the transaction was also approved at a special meeting of Novus Capital shareholders on January 29, 2021.

Company Overview

AppHarvest, committed to ESG principles and social impact, is redefining and transforming American agriculture by developing modern, large-scale and efficient indoor farms in Central Appalachia, a water- rich region strategically located within a day’s drive of approximately 70% of the U.S. population. AppHarvest has strong relationships with the leading agricultural and construction firms and universities in the Netherlands, the world’s leader in high-tech controlled environment indoor farms. The Netherlands, despite a land mass similar in size to Eastern Kentucky, is the world’s second-largest agricultural exporter behind only the United States due to its extensive network of controlled environment agriculture facilities. These relationships allow the Company to leverage the most recent proven technologies in an effort to sustainably increase crop yields, improve access to nutritious, non-GMO food, build a consistent and safe U.S.-grown food supply for national grocers, and increase investment and employment in Appalachia. The Company operates a 60-acre controlled environment agriculture facility in Morehead, Kentucky — one of the largest high-tech greenhouses in the world — and has an active development pipeline for up to 12 large-scale indoor controlled-environment farm projects through 2025.

AppHarvest has achieved several key commercial milestones since announcing the business combination on September 29, 2020:

•	January 19, 2021: Announced first-ever harvest of Beefsteak tomatoes from its 60-acre Morehead, Kentucky, flagship indoor farm, and began shipping to select national grocery retailers. The Morehead facility alone is expected to produce about 45 million pounds of tomatoes annually.
•	October 26, 2020: Announced the start of construction on a third high-tech controlled environment agriculture facility in Central Appalachia and expansion into growing leafy greens. Located in Berea, Kentucky, the farm, when complete, will be 15 acres.
•	October 20, 2020: Announced the start of construction on a second high-tech controlled environment agriculture facility in Madison County, Kentucky. The farm, when complete, will exceed 60 acres and will double AppHarvest's existing growing space in Central Appalachia.

“Today marks an important milestone for AppHarvest and for American agriculture as we drive the next chapter of our growth as a public company,” said Jonathan Webb, Founder and Chief Executive Officer of AppHarvest. “The capital we raised in this transaction will further advance our mission of transforming agriculture by developing large-scale sustainable food production in the heart of Central Appalachia. We currently import nearly half of all fresh vine crops sold in the U.S. To create a more resilient food system, we must farm more efficiently and closer to where the food is needed.”

David Lee joined AppHarvest on Jan. 25, having previously served in the CFO and COO roles at Impossible Foods and bringing decades of experience across retail and consumer industries driving business transformation and optimizing organizational effectiveness from Del Monte to Zynga to Impossible Foods. He will focus on accelerating infrastructure buildout, strengthening marketing and establishing effective product development processes as AppHarvest works to build an iconic brand that disrupts traditional agriculture.

“In a marketplace where consumers are more knowledgeable and conscientious than ever about the food they buy, we have a tremendous opportunity at AppHarvest to build a trustworthy sustainable foods brand that people care about,” said AppHarvest President David Lee. “Customers are craving better quality food options—and ones they can feel better about because the company is socially conscious and environmentally responsible. With our first harvest already underway and produce shipping to major grocery outlets, we reiterate our full-year 2021 guidance.”

Supported by early sales from its first harvest, AppHarvest reaffirms guidance on full-year 2021 net revenue of $21 million and Adjusted EBITDA of ($41) million provided during its Analyst Day presentation on December 15, 2020. Note, Adjusted EBITDA excludes stock-based compensation and other non-cash items.

“Jonathan Webb and his talented team at AppHarvest have established a unique platform for rapid growth and value creation that will be further strengthened by this transaction and entrance into the public markets,” said Bob Laikin, Chairman of Novus Capital. “We look forward to seeing the team capitalize on the attractive opportunities that lie ahead given the heightened investor focus on ESG initiatives and the secular shift to plant-based foods, as AppHarvest continues to redefine American agriculture.”

Transaction Overview

As a result of this transaction, AppHarvest has received approximately $475 million of gross proceeds, including $375 million from the fully committed common stock PIPE anchored by existing and new investors – including Fidelity Management & Research Company, LLC, Inclusive Capital and Novus Capital. The transaction provides AppHarvest over $435 million of unrestricted cash, which will primarily be used to fund operations, including building additional high-tech controlled environment indoor farms, support growth and for other general corporate purposes.

A more detailed description of the transaction terms will be included in a current report on Form 8-K to be filed by AppHarvest, Inc. with the U.S. Securities and Exchange Commission (“SEC”), as well as Novus Capital’s previous filings with the SEC. Once AppHarvest’s common stock and warrants commence trading on Nasdaq under the new ticker symbols “APPH” and “APPHW,” the Novus Capital units (“NOVSU”) will cease trading on Nasdaq.

Cowen served as sole placement agent and capital markets advisor, and Blank Rome LLP served as legal advisor to Novus Capital. Cowen served as financial advisor and Cooley LLP served as legal advisor to AppHarvest.

About AppHarvest

AppHarvest, a public benefit corporation and Certified B Corp, is an applied technology company building some of the world’s largest indoor farms in Appalachia. The Company combines conventional agricultural techniques with cutting-edge technology and is addressing key issues including improving access for all to nutritious food, farming more sustainably, building a home-grown food supply, and increasing investment in Appalachia. The Company’s 60-acre Morehead, Kentucky facility is among the largest indoor farms in the U.S. For more information, visit https://www.appharvest.com/.

Non-GAAP Financial Measures

The financial information and data contained this press release is unaudited and does not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in, or may be presented differently in, any proxy statement/prospectus or registration statement or other report or document to be filed or furnished by the Company with the SEC. Some of the financial information and data contained in this press release, such as EBITDA or Adjusted EBITDA, has not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). The Company believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures for trend analyses and for budgeting and planning purposes. A reconciliation for the Company’s 2021E non-GAAP financial measures to the most directly comparable GAAP financial measures is not included, because, without unreasonable effort, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these non-GAAP financial measures.

The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends. Other similar companies may present different non-GAAP measures or calculate similar non-GAAP measures differently. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by to be presented in the Company’s GAAP financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded in determining these non-GAAP financial measures. You should review the Company’s audited financial statements prepared in accordance with GAAP, which will be included in a combined registration statement and proxy statement to be filed with the SEC.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, regarding the business combination, AppHarvest’s expected use of proceeds from the business combination and PIPE, the benefits of the transaction and AppHarvest’s future financial performance, as well as AppHarvest’s growth plans and strategy, ability to capitalize on commercial opportunities, future operations, estimated financial position, estimated adjusted EBITDA, revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of AppHarvest’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of AppHarvest. These forward-looking statements are subject to a number of risks and uncertainties, including those discussed in the final prospectus/proxy statement filed with the SEC by Novus Capital on January 11, 2021 under the heading “Risk Factors,” and other documents Novus Capital has filed, or that AppHarvest will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward-looking statements reflect AppHarvest’s expectations, plans, or forecasts of future events and views as of the date of this press release. AppHarvest anticipates that subsequent events and developments will cause its assessments to change. However, while AppHarvest may elect to update these forward-looking statements at some point in the future, AppHarvest specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing AppHarvest’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor Contacts

Chris Mandeville and John Mills

AppHarvestIR@icrinc.com

Media Contacts

Cory Ziskind and Keil Decker

AppHarvestPR@icrinc.com